April 5, 2019

Spectrum Pharmaceuticals, Inc.
11500 South Eastern Avenue
Suite 240
Henderson, NV 89052

Re:	Registration Statement on Form S-3ASR
Ladies and Gentlemen:
We have acted as counsel to Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with (i) the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3ASR (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), including the base prospectus included therein (the “Base Prospectus”) and (ii) the registration and issuance by the Company from time to time of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate maximum offering price of up to $150,000,000 (the “Shares”), pursuant to the sales agreement prospectus included in the Registration Statement (the “Sales Agreement Prospectus”), pursuant to that certain Controlled Equity OfferingSM Sales Agreement, dated as of April 5, 2019 (the “Sales Agreement”), among the Company and Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC and B. Riley FBR, Inc.
The Registration Statement relates to: (i) an unspecified amount of securities of the Company consisting of (A) shares of the Common Stock issuable pursuant to the Base Prospectus (the “Base Prospectus Shares”), (B) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (C) one or more series of debt securities (collectively, “Debt Securities”) to be issued pursuant to indentures between the Company, as issuer, and a trustee (the “Trustee”), the forms of which are attached as Exhibit 4.4 and Exhibit 4.5, respectively, to the Registration Statement (each, an “Indenture” and collectively, the “Indentures”), (D) warrants to purchase Debt Securities, Common Stock or Preferred Stock (collectively, “Warrants”), and (E) units consisting of any combination of Base Prospectus Shares, Preferred Stock, Debt Securities and/or Warrants (“Units”): and (ii) the Shares. The Base Prospectus Shares, Preferred Stock, Debt Securities, Warrants, Units and the Shares are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act. The Registration Statement provides that the Securities may be offered from time to time in amounts, at prices and on terms to be set forth in the Sales Agreement Prospectus and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”).
This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, including, without limitation:
(i)     the Registration Statement;
(ii)    the Base Prospectus;
(iii)    the Sales Agreement Prospectus;

(iv)	the Company’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware, as amended from time to time (the “Certificate of Incorporation”);
(v)    the Company’s Third Amended and Restated Bylaws (the “Bylaws”);

(vi)	minutes of a meeting of the Board of Directors of the Company on March 6, 2019, certified by an officer of the Company as of the date hereof; and

(vii)
a certificate of the Secretary of State of the State of Delaware as to the formation and good standing of the Company under the laws of the State of Delaware as of April 4, 2019, and a subsequent telephonic bring down as of April 5, 2019.

In addition to the foregoing, we have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth in this opinion letter.
In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that there has not been nor will there be any change in the good standing status of the Company from that reported in the certificate of good standing regarding the Company obtained from the Secretary of State of the State of Delaware on April 4, 2019 and the subsequent telephonic bring down as of April 5, 2019; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company and the representations and warranties of the Company in the Sales Agreement. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Co mpany with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.
With your consent, we have assumed that (i) each of the Debt Securities, the Indentures and any related supplemental indenture, term sheet or certificate establishing the terms thereof, the Warrants and any related warrant agreement, the Units and any related unit agreement, and any purchase, underwriting, sales agreement or similar agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York and that the choice of law is legally enforceable, (ii) the Documents (other than the Indentures) will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation, (iii) each of the Documents will be duly authorized, executed and delivered by the parties thereto, and (iv)  each of the Documents will constitute valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.
We also have assumed that none of (i) the execution, delivery or performance of any of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance or delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities will (a) violate any applicable law, rule or regulation to which the Company is then subject or the Certificate of Incorporation, or the Bylaws, as amended, then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording or registration with, any court or governmental body having jurisdiction over the Company.
We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Act (and such effectiveness shall not have been terminated or rescinded) and comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus and any Prospectus Supplement, as applicable; (ii) an appropriate Prospectus Supplement relating to the Securities (other than the Shares) offered thereby will have been prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities (other than the Shares) are offered and issued as contemplated by the Registration Statement, the Base Prospectus, and such Prospectus Supplement; (iii) the Sales Agreement Prospectus was prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Shares are offered and issued as contemplated by the Sales Agreement, the Registration Statement and the Sales Agreement Prospectus; (iv) the terms of the Securities will conform to the descriptions thereof in the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus and any Prospectus Supplement, as applicable, and the corporate action of the Company authorizing the issuance and sale of such Securities; (v) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, if applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus and any Prospectus Supplement, as applicable; (vi) the Indentures and the Trustee will have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement; and (vii) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement, the Base Prospectus, the Sales Agreement Prospectus and any

Prospectus Supplement, as applicable, or, in the case of Preferred Stock, Debt Securities, Warrants and Units, as applicable, represented by, comprising or issuable upon exchange, exercise or conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.
With respect to the Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Shares will be in an amount not less than the par value of the Common Stock.
Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that, as of the date hereof:
1.With respect to any Base Prospectus Shares to be offered by the Company pursuant to the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), when (a) the issuance of such Base Prospectus Shares has been duly authorized by all necessary corporate action of the Company and (b) such Base Prospectus Shares have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Common Stock) as contemplated by the Registration Statement, Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, such Base Prospectus Shares will be validly issued, fully paid and nonassessable.

2.With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (including any shares of Preferred Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Preferred Stock), when (a) a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and applicable law, and authorized by all necessary corporate action of the Company, (b) the relative rights, preferences and limitations of such series of Preferred Stock have been designated by all necessary corporate action of the Company and set forth in a Certificate of Designation or amendment to the Certificate of Incorporation properly filed with the Secretary of State of the State of Delaware, (c) the issuance of such shares of Preferred Stock has been duly authorized by all necessary corporate action of the Company, (d) such shares of Preferred Stock have been duly issued and delivered against payment of the consideration therefor (not less than the par value of the Preferred Stock) as contemplated by the Registration Statement, Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (e) if such shares of Preferred Stock are convertible into shares of Common Stock, such shares of Common Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.With respect to any series of Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Debt Securities, Preferred Stock or Warrants) to be offered by the Company pursuant to the Registration Statement, when (a) the applicable Indenture has been duly authorized, executed and delivered by the

Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended, (b) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and applicable law, (c) such Debt Securities have been duly authorized by all necessary corporate action of the Company, duly authenticated by the Trustee and duly executed, issued and delivered against payment of the consideration therefor in accordance with such Indenture and any applicable purchase, underwriting, sales or similar agreement and as contemplated by the Registration Statement, Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) if such Debt Securities are convertible into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the applicable Indenture, such Debt Securities will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.With respect to any Warrants to be offered by the Company pursuant to the Registration Statement, when (a) a warrant agreement has been duly authorized, executed and delivered by the Company and the warrant agent named therein, (b) the specific terms of the particular issuance of Warrants have been duly established in accordance with such warrant agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Warrants have been duly executed, countersigned, issued and delivered against payment therefor in accordance with such warrant agreement and as contemplated by the Registration Statement, the Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants or (ii) the Debt Securities issuable upon exercise of such Warrants have been duly authorized, executed and authenticated in accordance with the provisions of the applicable Indenture and reserved for delivery upon exercise of the Warrants, in each case by all necessary corporate action of the Company and in accordance with the terms of the Warrants and such warrant agreement, such Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.With respect to any Units to be offered by the Company pursuant to the Registration Statement, when (a) a unit agreement has been duly authorized, executed and delivered by the Company and the counterparty named therein, (b) the specific terms of the particular issuance of Units have been duly established in accordance with such unit agreement and applicable law and authorized by all necessary corporate action of the Company, (c) the Units have been duly executed, countersigned, issued and delivered against payment therefor in accordance with any applicable purchase, underwriting, sales or similar agreement and as contemplated by the Registration Statement, the Base Prospectus, any applicable Prospectus Supplement, any applicable Documents and such corporate action, and (d) as applicable, (i) the shares of Common Stock or Preferred Stock (A) comprising the Units and/or, (B) underlying the Warrants comprising the Units have been duly authorized and reserved for issuance, (ii) the Debt Securities comprising such Units have been duly authorized, authenticated, executed, issued and delivered in accordance with the provisions of the applicable Indenture, and/or (iii) the Warrants comprising such Units have been duly executed, countersigned, issued and delivered in accordance with the applicable warrant agreement, in each case by all necessary corporate action of the Company and in accordance with the terms of the Units and such unit agreement, such Units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.With respect to the Shares to be offered by the Company pursuant to the Registration Statement and the Sales Agreement Prospectus, such Shares have been duly authorized by all necessary corporate action of the Company and, when issued and paid for in accordance with the Sales Agreement, such Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are subject to the following exceptions, qualifications and limitations:
A. They are limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law and principles affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.
B. With reference to, but without limiting in any way, qualification (A) above, provisions regarding the recovery of attorneys’ fees for a person who is not the prevailing party in a final proceeding, provisions imposing a payment obligation with respect to the Company’s obligations and provisions whereby a party purports to ratify acts in advance of the occurrence of such acts, are or may be unenforceable in whole or in part under applicable law.
C. No opinion is expressed herein with respect to (i) the validity, binding effect or enforceability of any provision of the Securities that requires a person or entity to cause another person or entity to take or refrain from taking action under circumstances in which such person or entity does not control such other person or entity, (ii) the validity, binding effect or enforceability of any provision of the Securities insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Securities (subject, however, to the extent limited by the Constitution of the United States and by Section 1-301 of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Securities, and (iii) the acceptance by a Federal court located in the State of New York of jurisdiction in a dispute arising under the Securities.
Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and, with respect to the Debt Securities, Warrants and Units, the internal laws of the State of New York, in each case as in effect on the date hereof.
This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectuses included in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.
Very truly yours,

/s/ Paul Hastings LLP

7